Exhibit 99.1

Evolution Metals & Technologies Corp. Takes Delivery of Additional ULVAC Magnet Production Equipment, Unlocking Ten-Fold Magnet Capacity Expansion

13 of 57 containers of additional ULVAC magnet production equipment arrived in Pohang today, beginning EM&T’s ten-fold expansion to approximately 10,000 metric tons of annual non-China capacity

Expansion positions EM&T to meet the January 1, 2027 DFARS deadline barring Chinese-origin rare earth magnets in U.S. defense systems

EM&T reaffirms fiscal 2027 revenue guidance of $400 million to $460 million

MIAMI, FL, Oct. 15, 2026 -- Evolution Metals & Technologies Corp. (“EM&T” or the “Company”) (Nasdaq: EMAT), a U.S.-based critical materials and advanced manufacturing company, today announced that it has taken delivery of additional magnet equipment from ULVAC at its Pohang facility, with thirteen of 57 containers arriving today and the remaining containers to be delivered before the end of October. The thirteen additional ULVAC machines are the core of EM&T’s ten-fold capacity expansion and underpin its previously announced fiscal 2027 revenue guidance of $400 million to $460 million, which the Company today reaffirms. The expansion positions EM&T as a scaled, non-China source of high-performance rare earth permanent magnets for U.S. defense, unmanned aircraft systems and automotive supply chains across the United States and allied markets.

The delivery comes ahead of DFARS 252.225-7052, effective January 1, 2027, which will prohibit U.S. defense contractors from using rare earth magnets containing materials mined, refined, separated, melted or produced in China, Russia, North Korea or Iran. Because China produces most of the world’s NdPr metal, the majority of globally available magnet supply is expected to become non-compliant absent qualified non-China feedstock and manufacturing. The July 20, 2026 Executive Order on defense supply chains tightened enforcement by ending routine waivers, and the August 13, 2026 White House proclamation imposing a 100 percent tariff on the most sensitive foreign unmanned aircraft and certain parts has added pressure across a drone supply chain that depends on high-performance NdFeB magnets.

EM&T has qualified seven high-performance NdFeB sintered magnet grades with Tier-1 OEMs and secured non-China NdPr feedstock, and the additional ULVAC equipment is intended to address the remaining requirement of production capacity. Once installed and commissioned, the thirteen additional ULVAC machines are expected to take the Company’s annual capacity from 1,000 metric tons to approximately 10,000 metric tons, including 6,000 metric tons of high-performance sintered magnets, positioning EM&T as the largest producer of rare earth permanent magnets outside of China.

“This is about executing growth, not planning,” said Frank Moon, Chief Executive Officer of EM&T. “With DFARS taking effect in eleven weeks, the question for defense primes, drone makers and automakers is no longer whether to source magnets outside China, but where that supply will come from at scale. EM&T is executing. Today, as containers arrive at our Pohang plant by the truckload, we have the equipment, power, feedstock material, operators and seven grades of customer qualified sintered magnets representing more than 75% of the global magnet market by revenue. We are not in planning mode we are in growth execution mode.”

“This is about delivering revenue and EBITDA,” said Christopher Clower, Chief Financial Officer and Chief Operating Officer of EM&T. “Installed capacity is what turns customer demand into revenue, and that additional capacity is now arriving on site. We are meeting the milestones driving our expansion: contracted equipment, secured power, qualified grades and compliant feedstock, all converging in Pohang. Frank and our operating team are delivering the plan we laid out for investors, and the deliveries still to come keep that plan on track as we move into 2027.”

EM&T will open the expanded facility at a ribbon-cutting ceremony on Thursday, December 17, 2026, from 1:00 p.m. to 4:00 p.m. (KST) in Pohang, with live magnet making, guided production-line tours and an executive operational briefing for government dignitaries, institutional investors, commercial partners and media. A live webcast of the briefing will be available at investors.evolution-metals.com. To attend in person, please RSVP to RSVP@evolution-metals.com.

About Evolution Metals & Technologies Corp.

Evolution Metals & Technologies Corp. (Nasdaq: EMAT) is a U.S.-based critical materials and advanced manufacturing company for rare earth permanent magnets, battery materials, and related critical minerals and technologies. By leveraging proven commercial-scale operations, advanced processing technologies, and strategic partnerships, EM&T operates what it believes is the only vertically integrated critical materials supply chain spanning end-of-life electronics and batteries, high-grade concentrates, and the manufacture of finished rare earth magnets (including high-performance rare earth magnets) and battery materials. For additional information, please visit investors.evolution-metals.com and follow the Company on LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the delivery of ULVAC equipment to the Company’s Pohang facility, including the number of containers delivered and the timing of remaining deliveries; the installation, commissioning and operation of such equipment; the planned expansion of annual rare earth magnet production capacity in Pohang to approximately 10,000 metric tons, including approximately 6,000 metric tons of high-performance sintered magnets; the expansion of electrical infrastructure serving the Pohang facility; the Company’s fiscal 2027 revenue guidance of $400 million to $460 million and its EBITDA objectives; the ribbon-cutting ceremony and operational showcase on Thursday, December 17, 2026, including its timing, format, attendance and program; the January 1, 2027 effective date and scope of DFARS 252.225-7052, related U.S. trade and defense procurement policy, and the Company’s ability to help address related sourcing needs for the United States and allied markets; and the Company’s strategy, business plans, and growth opportunities. These forward-looking statements, together with terms such as anticipate, expect, intend, may, will, should, believe, plan, and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Such risks include, among others, delays in shipment, customs clearance, or delivery of the remaining containers; delays in facility readiness, equipment installation, or commissioning; delays in the expansion of power infrastructure; the availability of feedstock, working capital, and customer qualifications; the Company’s ability to achieve its fiscal 2027 revenue guidance and EBITDA objectives; changes to the event date, time, program, venue, or attendance; changes in the DFARS 252.225-7052 effective date, scope, or waiver practices, or in U.S. trade, tariff or defense procurement policy, including the July 20, 2026 Executive Order and the August 13, 2026 White House proclamation; the Company’s ability to execute its planned U.S. expansion; and the other risks described in EM&T’s filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date made. EM&T undertakes no obligation to update any forward-looking statement except as required by law. Additional information concerning factors that may affect EM&T’s expectations and projections is contained in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 20, 2026, its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2026, filed with the SEC on August 17, 2026, including the disclosures under “Risk Factors” therein, and other documents filed or to be filed with the SEC by EM&T. SEC filings are available at www.sec.gov.

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